As Filed with the Securities and Exchange Commission on May 22, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 18, 2006

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-6523 (Commission File Number)	56-0906609 (IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03.  Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

Euro Medium-Term Note Program

Bank of America Corporation (the "Registrant") maintains a Euro Medium-Term Note Program (the "EMTN Program") which provides for the issuance, from time to time, of its senior and subordinated debt securities in international capital markets. The maximum aggregate principal amount authorized to be outstanding at any time under the EMTN Program is U.S. $20 billion (or the equivalent in other currencies). Under the EMTN Program, the notes are issued pursuant to the terms of an Amended and Restated Agency Agreement dated as of August 4, 2005, between the Registrant and JPMorgan Chase Bank, London Branch, as issuing and principal paying agent. Terms of the notes, including currency, rate and maturity, are agreed between the Registrant and the purchasers of the notes at the time of sale.

Notes issued under the EMTN Program are issued pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act"); are not registered under the Act; and may not be offered or sold in the United States or to a U.S. person absent registration under, or an applicable exemption from the registration requirements of, the Act.

            On May 18, 2006, the Registrant issued €1,250,000,000 of its Floating Rate Senior Notes, due May 2016.  These notes bear interest at a floating rate equal to 3-month EURIBOR plus 0.20 percent, payable quarterly. After issuing these notes, there is approximately U.S. $17.5 billion (or its equivalent in other currencies) in principal amount of notes outstanding under the EMTN Program, leaving approximately U.S. $2.5 billion (or its equivalent in other currencies) available for issuance under the EMTN Program as of that date.

Australian Medium-Term Note Program

            Also effective May 18, 2006, the Registrant established an A$3 billion Australian Medium-Term Note Program (the "A$ MTN Program"), which provides for the issuance, from time to time, of its unsecured senior and subordinated debt securities denominated in Australian dollars. Notes are issued under the A$ MTN Program pursuant to the terms of an Australian MTN Deed Poll dated as of May 18, 2006, and an Agency and Registry Agreement dated as of May 18, 2006, between the Registrant and JPMorgan Chase Bank N.A., Sydney branch, as issuing and paying agent. Terms of the notes, including rate and maturity, are agreed between the Registrant and the purchasers of the notes at the time of sale.

Notes issued under the A$ MTN Program are issued pursuant to Regulation S under the Act; are not registered under the Act; and may not be offered or sold in the United States or to a U.S. person absent registration under, or an applicable exemption from the registration requirements of, the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION
By: /s/ TERESA M. BRENNER TERESA M. BRENNER Associate General Counsel

Dated:  May 22, 2006